                                                             333-_______________

                                 UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549


                                   FORM S-8

            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933


                           VIISAGE TECHNOLOGY, INC.
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            (Exact name of registrant as specified in its charter)

         Delaware                                       04-3320515
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(State of Incorporation)                 (I.R.S. Employer Identification No.)

         30 Porter Road          Littleton, MA                   01460
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         (Address of Principal Executive Offices, including zip code)



           Viisage Technology, Inc. 1996 Director Stock Option Plan
          Viisage Technology, Inc. 1996 Management Stock Option Plan
                           (Full title of the plan)


                              Thomas J. Colatosti
                     President and Chief Executive Officer
                           Viisage Technology, Inc.
                                30 Porter Road
                              Littleton, MA 01460
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                    (Name and address of agent for service)

                                (978) 952-2200
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         (Telephone number, including area code, of agent for service)

                                   Copy to:

                           Charles J. Johnson, Esq.
                   Hill & Barlow, a Professional Corporation
                            One International Place
                          Boston, Massachusetts 02110
                                (617) 428-3061


                        CALCULATION OF REGISTRATION FEE

----------------------------------------------------------------------------------------------------------------------------------
Name of Plan             Title of securities   Amount to be        Proposed maximum       Proposed maximum        Amount of
                         to be registered      Registered(1)       offering price         Aggregate offering      registration fee
                                                                   per share(2)           Price(2)
----------------------------------------------------------------------------------------------------------------------------------
1996 Director Stock      Common Stock,           294,966(3)(4)           $2.19(5)              $  645,975              $ 161.50
Option Plan, as          $0.001 par value
amended
----------------------------------------------------------------------------------------------------------------------------------
1996 Management          Common Stock,             1,000,000(4)          $2.19(5)              $2,190,000              $ 547.50
Stock Option Plan, as    $0.001 par value
amended
-----------------------------------------------------------------------------------------------------------------------------------





(1) The shares being registered represent an incremental number of shares that may be purchased.
(2)   Estimated solely for the purpose of computing the registration fee.
(3) This amount represents shares previously granted under the Plan but not registered.
(4) If, as a result of stock splits, stock dividends or similar transactions, the number of securities purported to be registered on this registration statement changes, the provisions of Rule 416 shall apply to this registration statement and this registration statement shall be deemed to cover the additional securities resulting from the split of, or the dividend on, the securities covered by this registration statement.
(5) Estimated solely for the purpose of calculating the registration fee, in accordance with Rule 457, on the basis of the average of the high and low prices of Viisage Technology, Inc.'s Common Stock as reported on the Nasdaq National Market on July 12, 2001.
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                                    Part II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.
         ---------------------------------------

         This Registration Statement is filed with the Securities and Exchange Commission for the purpose of registering additional shares of Common Stock of the registrant in connection with the Viisage Technology, Inc. 1996 Director Stock Option Plan, as amended and the Viisage Technology, Inc. 1996 Management Stock Option Plan, as amended (together the "Plans"). A Registration Statement under the Securities Act of 1933, as amended, on Form S-8, file number 333-36734, was filed May 10, 2000 in respect of shares of Common Stock to be offered pursuant to the Plans and is currently effective. The contents of the prior Registration Statement, to the extent not otherwise amended or superseded by the contents hereof, are incorporated herein by reference.

Item 5.  Interests of named experts and counsel.
         --------------------------------------

         The legality of the Common Stock being offered by this Registration Statement will be passed upon by Hill & Barlow, P.C., (the "Firm"), One International Place, Boston, Massachusetts 02110. Charles J. Johnson, a member of the Firm is the Secretary and a former director of the Company. Mr. Johnson owns 66,745 shares of Common Stock and has options to purchase 41,329 shares of Common Stock.


Item 8.  Exhibits.
         --------

         5.1 Opinion of Hill & Barlow, P.C. as to the legality of the shares being registered.

         23.1     Consent of BDO Seidman, LLP

         23.2     Consent of Arthur Andersen LLP

         23.3     Consent of Hill & Barlow, P.C. (included in Exhibit 5.1)

         24.1     Power of Attorney
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                                  SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, hereunto duly authorized in the town of Littleton in the Commonwealth of Massachusetts on July 13, 2001.


                                       VIISAGE TECHNOLOGY, INC.



                                       By: /s/ Thomas J. Colatosti
                                           -----------------------
                                           Thomas J. Colatosti
                                           President and Chief Executive Officer
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                                 EXHIBIT INDEX

         5.1 Opinion of Hill & Barlow, P.C. as to the legality of the shares being registered.

         23.1     Consent of BDO Seidman, LLP

         23.2     Consent of Arthur Andersen LLP

         23.3     Consent of Hill & Barlow, P.C. (included in Exhibit 5.1)

         24.1     Power of Attorney